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                                                                    EXHIBIT 99.9

STATE OF ALABAMA                                                   CASE NUMBER
UNIFIED JUDICIAL SYSTEM
                          CERTIFICATE OF JUDGMENT                CV-98-1748-JPS
FORM C-28         REV. 10/86



IN THE CIRCUIT COURT OF MADISON COUNTY, ALABAMA



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PLAINTIFF(S)  ANGELES ACCEPTANCE POOL, L.P.           DEFENDANT(S)  ANGELES PARTNERS, XIV
              6700 FALLBROOK AVENUE, STE. 191   V     ADDRESS:      ONE INSIGNIA FINANCIAL PLAZA
              WEST HILLS, CALIFORNIA  91307                         GREENVILLE, SOUTH CAROLINA  29602

                                        ADDITIONAL    DEFENDANT(S)
                                                      ADDRESS:
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         I, Jane Smith Clerk/Register of the above named Court hereby certify that on (date) December 11, 1998 plaintiff Angeles Acceptance Pool, L.P. recovered of defendant Angeles Partners XIV in said Court a judgment (without) waiver of exemptions for the sum of $7,161,574.74 Dollars plus $128.50 Dollars court costs, and that Daniel D. Sparks 505 N. 20th Street, Ste. 1700, Birmingham, AL 35203 is plaintiff's attorney of record.

         Given under my hand this date      Dec. 9, 2002               .
                                       --------------------------------

                                        /s/ Jane Smith
                                        ---------------------------------------
                                        Clerk/Register

         I certify that this instrument was filed for record in my office on
(date) at (time) ____________________________________ and duly recorded in book
_________________ page _________.




                                       ----------------------------------------
                                       Judge of Probate